EXHIBIT 10.6

AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT

THIS AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT (this “Amendment”) dated as of November 30, 2012, is made by and among Avantair, Inc., a Delaware corporation (the “Company”), and LW Air I, LLC, LW Air II, LLC, LW Air III, LLC, LW Air IV, LLC and LW Air V, LLC (each a “Holder”) and amends the Restricted Stock Agreement dated as of September 28, 2012 by and among the Company and the Holders (the “Original Restricted Stock Agreement,” and as amended by this Amendment, the “Restricted Stock Agreement”).

WHEREAS, the Company and the Holders are parties to the Original Restricted Stock Agreement, pursuant to which the Company issued an aggregate of 2,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company to the Holders at a price of $0.75 per share for an aggregate value of $1,500,000 in accordance with the terms set forth therein, subject to certain antidilution rights set forth in Section 16 of the Original Restricted Stock Agreement (the “Original Antidilution Provisions”);

WHEREAS, the Company expects to issue (the “New Issuance”) senior secured convertible promissory notes defined as “Notes” in the Note and Warrant Purchase Agreement (the “New Notes”) and warrants to purchase shares of Common Stock defined as “Warrants” in the Note and Warrant Purchase Agreement (the “New Warrants”) pursuant to the Note and Warrant Purchase Agreement dated on or about the date hereof by and among the Company and the purchasers set forth therein, as amended and restated from time to time (the “Note and Warrant Purchase Agreement”), under which Holders, or one or more affiliates of Holders, will purchase New Notes and New Warrants, which issuances would have entitled each Holder to certain antidilution protections under the Original Restricted Stock Agreement;

WHEREAS, the Company and the Holders wish to amend the Original Restricted Stock Agreement to provide for (i) revised antidilution rights as set forth herein (the “Amended Antidilution Provisions”) so the Original Antidilution Provisions would not apply to the New Issuance, and other modifications set forth herein, (ii) the issuance of 4,000,000 additional shares of Common Stock to the Holders on the date hereof in addition to 2,000,000 shares of Common Stock already issued under the Original Restricted Stock Agreement, and (iii) warrants to purchase an aggregate of 6,000,000 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrants”).

WHEREAS, Section 11 provides that the Original Restricted Stock Agreement may be amended only in a written document signed by each of the parties thereto;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

I.	Amendment to Original Restricted Stock Agreement

(a) Section 2(i) of the Original Restricted Stock Agreement shall be deleted in its entirety and replaced with the following Section 2(a)(i):

“2. (a) Initial Issuance and Delivery. (i) All of the Initial Restricted Shares shall be issued and delivered to the respective Holders simultaneously with the execution and delivery of amendments relative to each of the Aircraft Management Agreements for Piaggio P-180 II aircraft with serial numbers 1181, 1187, 1194, 1199, and 1216, respectively (each and collectively, the “Aircraft”), in the forms attached to this Agreement as Appendix 1 (each, an “Aircraft Amendment”, and collectively, the “Aircraft Amendments”).

(b) All references to the words “Restricted Share” and “Restricted Shares” in the first paragraph and Sections 1 and 2 of the Original Stock Agreement shall be deleted and replaced with the words “Initial Restricted Share” and “Initial Restricted Shares,” respectively.

(c) All references to the word “Amendment” and “Amendments” in Sections 2, 5 and 10 of the Original Restricted Stock Agreement shall be deleted and replaced with the words “Aircraft Amendment” and “Aircraft Amendments”, respectively.

(d) The following new Section 2(b) shall be inserted immediately after Section 2(iii) of the Original Restricted Stock Agreement:

“(b) November 2012 Issuance and Delivery.

(i) An aggregate of 4,000,000 shares of Common Stock (the “New Restricted Shares”, and together with the Initial Restricted Shares, the “Restricted Shares”) and warrants (the “Warrants”) to purchase an aggregate of 6,000,000 shares of Common Stock (the “Warrant Shares”) shall be issued and delivered to the Holders as of the date of the Amendment of this Agreement.

(ii) An aggregate of 800,000 New Restricted Shares shall be issued and delivered to each Holder. For the avoidance of doubt, 100% of the New Restricted Shares will be vested and nonforfeitable.

(iii) For the avoidance of doubt, the Warrants Shares shall not be deemed to be “Restricted Shares.”

(e) The first sentence of Section 10 of the Original Restricted Stock Agreement shall be deleted and replaced in its entirety by the following:

“This Agreement and the Warrants contain the entire agreement between the parties with respect to the Restricted Shares issued hereunder.”

(f) Section 16(a) – (f) of the Original Restricted Stock Agreement shall be deleted and replaced in its entirety by the following:

“Section 16. Issuance of Antidilution Shares for Dilutive Events

(a) Dilutive Issuances. Beginning after the date of the Amendment of this Agreement, if the Company at any time while the Restricted Shares are outstanding, but prior to the Antidilution Expiration Date, shall issue or sell (i) any Common Stock, (ii) any rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (“Options”), or (iii) issue or sell any any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”, and together with Options, “Common Stock Equivalents”), except for Excluded Shares (defined below), at an effective price per share (the “Base Share Price”) that is less than the $0.19 (the “New Purchase Price”), as equitably adjusted for events described in Section 6(a) (the “Antidilution Threshold”, and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of such Dilutive Issuance, the Company shall issue the number of Antidilution Shares (as defined below) calculated in accordance with Section 16(c) below to each Holder. Upon the issuance of any Antidilution Shares, such shares shall thereafter be deemed “Prior Antidilution Shares.”

(b) Excluded Shares. “Excluded Shares” means:

(1) shares of Common Stock, Options or Convertible Securities issued or issuable to officers, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements approved by the Board of Directors of the Company;

(2) grants or issuances of Common Stock or Options on customary and reasonable terms as to amount and otherwise or Convertible Securities on customary and reasonable terms as to amount and otherwise to institutional lenders, equipment lessors, key vendors or other bona fide third-party debt financing sources in connection with providing the Company with payable or debt financing pursuant to transactions approved by the Board of Directors of the Company and the shares of Common Stock issued or issuable upon conversion of any such Convertible Securities or exercise of any such Options;

(3) shares of Common Stock issued or issuable upon conversion of any Convertible Securities or exercise of any Options in each case outstanding on the date hereof, on the terms existing on the date hereof, as set forth in Schedule A hereto or previously disclosed to Holders in a writing identified to this Agreement;

(4) shares of Common Stock issued solely in consideration for the acquisition (by merger or otherwise) of assets of, or equity interests in, another entity pursuant to transactions approved by the Board of Directors of the Company;

(5) any other shares of Common Stock, Options or Convertible Securities which are expressly determined to be Excluded Shares by the Grantee in writing;

(6) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 6;

(7) grants or issuances of Common Stock, Options or Convertible Securities to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(8) grants or issuances of the New Notes and New Warrants, and any shares of Common Stock issuable upon conversion of the New Notes or upon exercise of the New Warrants; and

(9) any convertible notes having a conversion price that is greater than or equal to the Conversion Price (as defined in the New Notes), the shares of Common Stock issuable upon conversion of such convertible notes, any warrants having an exercise price that is greater than or equal to the Exercise Price (as defined in the New Warrants), and the shares of Common Stock issuable upon exercise of such warrants.

(c) Calculation of Antidilution Shares. Upon each Dilutive Issuance, the number of “Antidilution Shares” to be issued to each Holder shall equal the difference of the Total Adjusted Shares with respect to such Holder (defined below) minus the sum of the Restricted Shares and all Prior Antidilution Shares issued to such Holder and outstanding. The number of “Total Adjusted Shares” with respect to each Holder shall be calculated by multiplying the number of Restricted Shares outstanding held by such Holder by the quotient calculated by dividing the number one (1) by the Antidilution Ratio (defined below).

The “Antidilution Ratio” shall be a fraction, (i) the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents issued in the Dilutive Issuance, and (ii) the numerator of which shall be the number of shares of Common Stock and Common Stock Equivalents that would have been issued in the Dilutive Issuance had the Common Stock and Common Stock Equivalents issued in the Dilutive Issuance been issued at the New Purchase Price (as such New Purchase Price has been equitably adjusted for events described in Section 6(a)).

(d) Deemed Issue of Additional Shares of Common Stock.

(i) If the Company at any time or from time to time after the date of the Amendment to this Agreement, but before the Antidilution Expiration Date, shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Excluded Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be a Dilutive Issuance as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in a Dilutive Issuance pursuant to the terms of Section 16(a), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Total Adjusted Shares computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Total Adjusted Shares as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of requiring the cancellation of Prior Antidilution Shares that are issued and outstanding and were issued as of the date of the original Dilutive Issuance.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Excluded Shares), the issuance of which did not result in an adjustment to the Total Adjusted Shares pursuant to the terms of Section 16(c) (either because the consideration per share (determined pursuant to Section 16(c)) of the Dilutive Issuance subject thereto was equal to or greater than the Antidilution Threshold then in effect, or because such Option or Convertible Security was issued before the date of the Amendment of this Agreement), are revised after the date of the Amendment of this Agreement as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the shares issuable in the Dilutive Issuance subject thereto (determined in the manner provided in Section 16(c)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Total Adjusted Shares pursuant to the terms of Section 16(c), the Total Adjusted Shares shall be readjusted to such Total Adjusted Shares as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Total Adjusted Shares provided for in this Section 16(d)

shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (i) and (ii) of this Subsection 16(d)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Total Adjusted Shares that would result under the terms of this Subsection 16(d) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Total Adjusted Shares that such issuance or amendment took place at the time such calculation can first be made.

(e) Determination of Consideration. For purposes of this Section 16, the consideration received by the Company for the issue of Common Stock or Common Stock Equivalents in any Dilutive Issuance shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(C)	in the event shares of Common Stock and Common Stock Equivalents are issued in a Dilutive Issuance together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

(ii) Options and Convertible Securities. The consideration per share received by the Company in a Dilutive Issuance deemed to have been issued pursuant to Section 16(d), relating to Options and Convertible Securities, shall be determined by dividing:

(A)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f) Notice. The Company shall notify each Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 16, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”); provided that no such Dilutive Issuance Notice shall be required in connection with the New Issuance.”

(g) A new Section 17 shall be added to the Original Restricted Stock Agreement immediately after Section 16 as follows:

“17. Further Assurance. In no event shall the Company, directly or indirectly, issue Common Stock, Convertible Securities or Options to any aircraft owner or lessor or any other party to any business relationships substantially similar to any business relationships between the Company and the Holders, in reduction of amounts payable by the Company or otherwise, at an effective price of less than $0.25 per unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock with an exercise price of $0.50 per share without the prior written consent of the Holders.”

II.	Waiver

Each Holder hereby waives any right to the issuance of Antidilution Shares in connection with the issuance and sale of the New Notes and New Warrants by the Company on or about the date hereof, or in connection with the issuance of shares of Common Stock issuable upon conversion of the New Notes or exercise of the New Warrants.

III.	Miscellaneous

(a) Defined Terms. Terms not defined herein shall have the meaning ascribed to such terms under the Original Restricted Stock Agreement.

(b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Integration. This Amendment and the Original Restricted Stock Agreement represent the entire agreement of the Company and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the applicable Purchasers relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the Original Restricted Stock Agreement.

(e) Governing Law. This Amendment shall be governed by and construed under the laws of the State of Florida, without regard to its provisions concerning the applicability of laws of other jurisdictions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Restricted Stock Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVANTAIR, INC.

By:	/s/ Steve Santo
	Name:	Steve Santo
	Title:	CEO

LW AIR I, LLC

By:	/s/ Lorne Weil
	Name:	Lorne Weil

LW AIR II, LLC

By:	/s/ Lorne Weil
	Name:	Lorne Weil

LW AIR III, LLC

By:	/s/ Lorne Weil
	Name:	Lorne Weil

LW AIR IV, LLC

By:	/s/ Lorne Weil
	Name:	Lorne Weil

LW AIR V, LLC

By:	/s/ Lorne Weil
	Name:	Lorne Weil

EXHIBIT A

FORM OF WARRANT

(See attached)